      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2001
                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                   HARTFORD LIFE, INC.                                      HARTFORD LIFE CAPITAL III
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                     HARTFORD LIFE CAPITAL IV
                                                                             HARTFORD LIFE CAPITAL V
                                                           (EXACT NAME OF REGISTRANT AS SPECIFIED IN TRUST AGREEMENTS)
                         DELAWARE                                                    DELAWARE
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR            (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                      ORGANIZATION)                                      ORGANIZATION OF EACH REGISTRANT)
                        06-1470915                                             [TO BE APPLIED FOR]
         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                     (I.R.S. EMPLOYER IDENTIFICATION NUMBERS)
                                                                             c/o HARTFORD LIFE, INC.
                   200 HOPMEADOW STREET                                        200 HOPMEADOW STREET
               SIMSBURY, CONNECTICUT 06089                                 SIMSBURY, CONNECTICUT 06089
                      (860) 547-5000                                              (860) 547-5000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                        INCLUDING                                                   INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)   AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  DAVID T. FOY
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                              HARTFORD LIFE, INC.
                              200 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06089
                                 (860) 547-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                    OF AGENT FOR SERVICE OF EACH REGISTRANT)
                            ------------------------

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                    JAMES C. SCOVILLE                                             NEAL S. WOLIN
                   DEBEVOISE & PLIMPTON                            EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                     875 THIRD AVENUE                              THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                 NEW YORK, NEW YORK 10022                                       690 ASYLUM AVENUE
                      (212) 909-6000                                       HARTFORD, CONNECTICUT 06115
                                                                                  (860) 547-5000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions and other factors, after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE          AGGREGATE             AMOUNT OF
       SECURITIES BEING REGISTERED              REGISTERED           PER UNIT(1)        OFFERING PRICE(1)    REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Hartford Life,
  Inc.(3)................................
Preferred Stock of Hartford Life, Inc.,
  par value $.01 per share(4)............
Depositary Shares of Hartford Life,
  Inc.(5)................................
Warrants of Hartford Life, Inc.(6).......
Stock Purchase Contracts of Hartford
  Life, Inc.(7)..........................
Stock Purchase Units of Hartford Life,
  Inc.(8)................................
Junior Subordinated Deferrable Interest
  Debentures of Hartford Life, Inc.(9)...
Preferred Securities of Hartford Life
  Capital III(10)........................
Preferred Securities of Hartford Life
  Capital IV(10).........................
Preferred Securities of Hartford Life
  Capital V(10)..........................
Guarantees with respect to Preferred
  Securities of Hartford Life Capital
  III, IV and V(11)......................
     Total...............................    $850,000,000(12)            100%          $850,000,000(12)(13)        $212,500
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                        (continued on next page)

(continued from previous page)

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $850,000,000 of previously unregistered securities registered hereunder. An additional registration fee of $44,250 was paid by Hartford Life, Inc. on June 8, 1998 in connection with an aggregate of $150,000,000 Debt Securities, Preferred Stock, Class A Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units, Junior Subordinated Deferrable Interest Debentures, Preferred Securities of Hartford Life Capital I, II and III and Guarantees with respect to Preferred Securities of Hartford Life Capital I, II and III of Hartford Life, Inc. registered and not yet sold pursuant to its Registration Statement on Form S-3 (No. 333-56283) which was declared effective on June 24, 1998.

 (3) Subject to note (12) below, includes such indeterminate principal amount of Senior and Subordinated debt securities (together, the "Debt Securities") as may be sold from time to time by Hartford Life, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

 (4) Subject to note (12) below, includes such indeterminate number of shares of Preferred Stock as may be sold from time to time by Hartford Life, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

 (5) Subject to note (12) below, includes such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Hartford Life, Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

 (6) Subject to note (12) below, includes such indeterminate amount and number of Warrants as may be sold from time to time by Hartford Life, Inc., representing rights to purchase Debt Securities or Preferred Stock. Warrants may be sold separately or with Debt Securities or Preferred Stock.

 (7) Subject to note (12) below, includes such indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by Hartford Life, Inc., representing rights to purchase Preferred Stock.

 (8) Subject to note (12) below, includes such indeterminate amount and number of Stock Purchase Units as may be sold from time to time by Hartford Life, Inc., representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities.

 (9) Subject to note (12) below, includes such indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by Hartford Life, Inc. Junior Subordinated Securities issued pursuant to the Subordinated Indenture (as defined in the Prospectus included herein) may be sold to Hartford Life Capital III, IV or V in which event each such Junior Subordinated Debt Security may later be distributed to the holders of Preferred Securities upon a dissolution of such trust and the distribution of the assets thereof.

(10) Subject to note (12) below, includes such indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Life Capital III, IV and V.

(11) Includes the rights of holders of the Preferred Securities under the Guarantees and back-up undertakings, consisting of the obligations of Hartford Life, Inc. under the Corresponding Junior Subordinated Deferrable Interest Debentures, the related Subordinated Indenture and Supplemental Indenture thereto (as defined herein) and the Amended and Restated Declarations of Trust (as defined herein). No separate consideration will be received for these obligations.

(12) The prospectus included herein relates to securities having a maximum aggregate public offering price of $1,000,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(13) No separate consideration will be received for the Debt Securities, Preferred Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Life Capital III, IV or V to Hartford Life, Inc., or for the related Guarantees.

                            ------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to Registration Statement No. 333-56283 previously filed by Hartford Life, Inc., Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III and declared effective on June 24, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 15, 2001

                                   PROSPECTUS

[HARTFORD LIFE LOGO]
                              HARTFORD LIFE, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                           HARTFORD LIFE CAPITAL III

                            HARTFORD LIFE CAPITAL IV

                            HARTFORD LIFE CAPITAL V

                              PREFERRED SECURITIES
                   GUARANTEED AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                             BY HARTFORD LIFE, INC.

     By this prospectus, we may offer from time to time up to $1,000,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                  The date of the Prospectus is        , 2001.

                               TABLE OF CONTENTS

About This Prospectus.......................................   ii
Hartford Life, Inc..........................................    1
The Hartford Life Capital Trusts............................    1
Use of Proceeds.............................................    3
Ratios of Earnings to Fixed Charges.........................    3
Description of Debt Securities..............................    3
Description of Capital Stock of Hartford Life, Inc..........   13
Description of Warrants.....................................   16
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   18
Description of Junior Subordinated Debt Securities and
  Corresponding
  Junior Subordinated Debt Securities.......................   18
Description of Preferred Securities.........................   21
Description of Guarantee....................................   23
Plan of Distribution........................................   25
Legal Opinions..............................................   26
Experts.....................................................   26
Where You Can Find More Information.........................   27
Incorporation by Reference..................................   27

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                              HARTFORD LIFE, INC.

     We are a leading financial services and insurance holding company that, through our consolidated subsidiaries, provides:

     - investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers,

     - individual life insurance for income protection and estate planning to approximately 500,000 customers,

     - group benefits products such as group life and group disability insurance for the benefit of millions of individuals, and

     - corporate owned life insurance, or COLI.

     In June 2000, we became an indirect wholly-owned subsidiary of The Hartford Financial Services Group, Inc., or The Hartford, following its cash tender offer for all of our common shares not already owned by it at a price of $50.50 per share. The Hartford had owned a majority of our common shares following our initial public offering on May 22, 1997. Prior to that date we were an indirect wholly-owned subsidiary of The Hartford.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, the state insurance commissioner must give approval to those subsidiaries paying us dividends if the dividend and other dividends or distributions made within the preceding twelve months exceeds, in each case determined under statutory insurance accounting principles, the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, or

     - net gain from operations for the previous calendar year.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our immediate insurance subsidiary is permitted to pay us up to a maximum of approximately $310 million in dividends in 2001 without prior regulatory approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries, for example upon their liquidation or reorganization, and the ability of holders of our securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of March 31, 2001, claims by policyholders for benefits payable amounting to $23.7 billion, claims by separate account holders of $105.9 billion and other liabilities, including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $4.0 billion.

     Our principal executive offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089, and our telephone number is (860) 547-5000.

                        THE HARTFORD LIFE CAPITAL TRUSTS

     We created each trust as a statutory Delaware business trust pursuant to a declaration of trust. We will enter into an amended and restated declaration of trust for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each declaration of trust in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act." Upon the issuance of preferred securities of a trust, the purchasers of those preferred securities will own all of the preferred securities for that trust. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to 3% of the total capitalization of each trust.

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of each trust,

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debt securities,"

     - distributing the cash payments it receives from the corresponding junior subordinated debt securities it owns to you and the other holders of preferred securities and us, as the holder of the common securities, and

     - engaging in the other activities that are necessary or incidental to these purposes.

     Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 55 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will appoint the trustees. Initially, the trustees will be:

     - Wilmington Trust Company, which will act as institutional trustee and as Delaware trustee, and

     - Two of our employees or officers or those of our affiliates, who will act as regular trustees.

     Wilmington Trust Company, as institutional trustee, will act as sole indenture trustee under each declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the subordinated indenture under which we will issue the corresponding junior subordinated debt securities. See "Description of Guarantee" and "Description of Debt Securities."

     Wilmington Trust Company, as institutional trustee, will hold title to the corresponding junior subordinated debt securities for the benefit of the holders of the preferred securities and the common securities, and in its capacity as the holder, Wilmington Trust Company will have the power to exercise all rights, powers and privileges under the subordinated indenture. In addition, Wilmington Trust Company, as institutional trustee, will maintain exclusive control of a segregated non-interest bearing banking account, which we refer to in this prospectus as the "property account," to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the preferred securities and the common securities. Wilmington Trust Company, as institutional trustee, will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the preferred securities and the common securities out of funds from the property account. Wilmington Trust Company, as guarantee trustee, will hold the guarantee for the benefit of the holders of the preferred securities. We, as the direct or indirect holder of all the common securities, will have the right, subject to restrictions which are described in the declaration of trust for each trust, to appoint, remove or replace any trustee or to increase or decrease the number of trustees. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and the common securities.

     The principal place of business of each trust will be c/o Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness or the satisfaction of other obligations. Each trust will use the net proceeds from the sale of its preferred securities to invest in corresponding junior subordinated debt securities of Hartford Life. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                                                              THREE
                                                                                             MONTHS
                                                                   YEAR ENDED                 ENDED
                                                                  DECEMBER 31,              MARCH 31,
                                                        --------------------------------   -----------
                                                        2000   1999   1998   1997   1996   2001   2000
                                                        ----   ----   ----   ----   ----   ----   ----
                                                                                           (UNAUDITED)
Ratio of Consolidated Earnings to Total Fixed
  Charges(1)..........................................  11.1   9.8    9.6    8.2    1.5    10.7   12.0
Ratio of Consolidated Earnings to Total Fixed Charges,
  including interest credited to contractholders(2)...   1.7   1.5    1.4    1.4    1.0     1.7    1.7

---------------
(1) The 1996 ratio of earnings to total fixed charges, excluding charges of $348 million, before-tax, primarily related to the recognition of losses in our guaranteed investment contract business, was 6.9.

(2) The 1996 ratio of earnings to total fixed charges including interest credited to contractholders, excluding charges of $348 million, before-tax, primarily related to the recognition of losses in our guaranteed investment contract business, was 1.3.

     For purposes of computing the ratio of earnings to total fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Total Fixed Charges" consists of interest expense, amortization of debt expense and an imputed interest component for rental expense. "Total Fixed Charges, including interest credited to contractholders" also includes all interest paid or credited to the holders of policies, annuities and investment contracts.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," dated as of May 19, 1997, between us and Citibank, N.A., as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture", dated as of June 1, 1998, between us and Wilmington Trust Company, as trustee. Copies of the senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not the summary, which define your rights as debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities.

GENERAL

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior indebtedness. See "-- Subordination under the Subordinated Indenture."

     The indentures are substantially identical except for the provisions contained in the subordinated indenture relating to subordination and covenants contained in the senior indenture only, including the limitation on incurring certain liens. As a holding company with no significant business operations of our own, most of our operating assets and the assets of our consolidated subsidiaries are owned by those subsidiaries and we rely on dividends from those subsidiaries to meet our obligations for payment of principal of and premium, if any, and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should look only to our assets for payments on the debt securities. The payment of dividends by our insurance company subsidiaries, is limited under the insurance holding company laws of the states in which these subsidiaries are incorporated or commercially domiciled.

     The indentures do not limit the aggregate amount of debt securities that we may issue. Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or other unsecured debt, whether under either of the indentures, any other indenture that we may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or a committee of our board of directors.

     The applicable prospectus supplement or prospectus supplements will describe the following terms of the debt securities:

     - the title of the debt securities and the classification as senior or subordinated;

     - any limit upon the aggregate principal amount of the debt securities;

     - the date or dates on which the principal of the debt securities is payable or the method of determining these dates;

     - dates on which interest will be payable and circumstances in which interest may be deferred, if any, and the regular record date for any interest payable on any interest payment date;

     - the place or places where, subject to the terms of the indenture as described below under "Payment and Paying Agents," the principal, premium, if any, and interest on the debt securities will be payable and where, subject to the terms of the indenture as described below under "Denominations, Registration and Transfer," the debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands relating to the debt securities and the indentures may be made;

     - redemption or early payment provisions;

     - sinking fund, amortization or similar provisions;

     - authorized denominations if other than denominations of $1,000;

     - if other than in U.S. Dollars, the currency, currencies or currency units in which the principal of and premium, if any, and interest, if any, on the debt securities is payable, or in which the debt securities are denominated;

     - any additions, modifications or deletions, in the events of default or covenants of Hartford Life specified in the indenture relating to the debt securities;

     - if other than the principal amount of the debt securities, the portion of the principal amount of debt securities that is payable upon declaration or acceleration of maturity;

     - any additions or changes to the indenture necessary to permit or facilitate the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - any index or indices used to determine the amount of payments of principal, premium, and interest on the debt securities and the method of determining these amounts;

     - whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities;

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities;

     - appointment of any paying agent or agents;

     - in the case of the subordinated indenture, any provisions regarding subordination; and

     - additional terms not inconsistent with the provisions of the indentures. (Section 3.01)

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe the United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units or the principal, premium, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and the foreign currency or currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal, premium, or interest on any series of debt securities, we will also describe the special federal income tax, accounting and other considerations applicable to the debt securities in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect to issue most debt securities only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. (Section 3.05)

     You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. (Section 3.05) We may at any time rescind the designation of any transfer agent or approve a change in the location through which the transfer agent acts. We may at any time designate additional transfer agents. (Section 10.02)

     In the event of any redemption, neither we nor the trustee will be required to:

     - issue, register the transfer of or exchange debt securities during the period beginning at the opening of business 15 days before the day of selection for redemption of debt securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or

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     - transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not to be redeemed. (Section 3.05)

GLOBAL DEBT SECURITIES

     We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities in the applicable prospectus supplement relating to the offering. We will issue global securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except:

     - by the depositary to its nominee, or

     - by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. The accounts will be designated by the dealers, underwriters or agents for the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee for interests of participants and the records of participants for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

     - will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     - will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and

     - will not be considered the owner or holder of the debt securities under the indenture.

     We will make principal, premium and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interest in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global
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

security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of such series represented by one or more global securities. If that occurs, we will issue individual debt securities of such series in exchange for the global security.

     Further, you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and any integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will make principal, premium, and interest payments on your debt securities at the office of the trustee for your debt securities in the City of New York, or at the office of any paying agent that we may designate. We may specify additional methods of payment in an applicable prospectus supplement.

     Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we must maintain at all times a paying agent in each place of payment for the debt securities. (Sections 3.01, 3.07 and 10.02)

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal, premium, or interest on any debt security and that remain unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor. (Section 10.03)

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund and will not be redeemable prior to their stated maturity.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the debt securities,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

     - other conditions described in the indenture are met. (Sections 8.01 and 8.02)

LIMITATIONS UPON LIENS

     The senior indenture provides that neither we nor any restricted subsidiary may issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any principal

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

property or any restricted subsidiary or on any shares of stock of any restricted subsidiary, whether the principal property or shares of stock are now owned or later acquired.

     The indentures permit us to incur secured debt if we provide that the debt securities will be secured equally and ratably with or in priority to the new secured indebtedness. We may also provide that our other indebtedness, including indebtedness guaranteed by us or the restricted subsidiary, will be secured equally with or in priority to the new secured indebtedness. Further, the restriction on incurring secured indebtedness will not apply to:

     - liens on property or shares of stock of any corporation existing at the time the corporation becomes a restricted subsidiary,

     - liens on property existing at the time it is acquired, or liens on property which secure the payment of the purchase price of the property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of the property or the construction of that property, including improvements to existing property, which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of construction or commencement of operation of the property,

     - liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

     - liens on the property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety or substantially as an entirety by us or a restricted subsidiary,

     - liens on our property or the property of a restricted subsidiary in favor of the United States of America or any State, agency, instrumentality or political subdivision of the United States of America, or in favor of any other country, or any political subdivision of that country, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of that property, and

     - any extension, renewal or replacement of any lien referred to in the five preceding clauses.

     We and one or more restricted subsidiaries, may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after doing so the aggregate amount of this indebtedness does not exceed 10% of our consolidated net tangible assets. In computing the aggregate amount of indebtedness outstanding for purposes of the previous sentence, indebtedness issued, assumed or guaranteed that satisfies the conditions described in the above clauses is not included.

     When we use the term "consolidated net tangible assets", we mean the total amount of assets, less applicable reserves and other properly deductible items, after deducting:

     - all liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

     - all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Hartford Life, Inc. and its consolidated subsidiaries and prepared in accordance with U.S. generally accepted accounting principles. Our subsidiaries include any corporation where more than 50% of its voting stock is owned by us or by another subsidiary. (Section 1.01 of the senior indenture)

     When we use the term "principal property", we mean all land, buildings, machinery and equipment, and leasehold interests and improvements relating to these items, which would be reflected on our
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

consolidated balance sheet prepared in accordance with U.S. generally accepted accounting principles, excluding all tangible property located outside the United States of America and excluding any tangible property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole.

     When we use the term "restricted subsidiary", we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

     - if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with U.S. generally accepted accounting principles, or

     - if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of our company and our subsidiaries taken as a whole. (Section 1.01)

     As of March 31, 2001, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

  Modification

     We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     - change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     - reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     - change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     - impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

     - change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults. (Section 9.02)

  Waiver

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with restrictive covenants of the indenture which relate to that series. (Section 10.09 of senior indenture; Section 10.08 of subordinated indenture)

     The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of, or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived. (Section 5.13)

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

     - default for 30 days in the payment of any interest when due,

     - default in the payment of principal, or premium, if any, at maturity,

     - default in the performance of any other covenant or warranty in the indenture for 60 days in the case of the senior indenture and 90 days in the case of the subordinated indenture after written notice,

     - our bankruptcy, insolvency or reorganization,

     - for the senior debt securities only, acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which has not been rescinded or annulled within 30 days after notice, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued. (Section 5.01)

     We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. (Section 10.06) Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

     If an event of default exists, the trustee or the holders of not less than 10% in the case of the senior indenture and 25% in the case of the subordinated indenture in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration. (Section 5.02)

     Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. (Section 6.03) Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting and proceeding for, and any remedy available to the trust, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. (Section 5.12)

  Legal Proceedings and Enforcement of Right to Payment

     You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. (Section 5.07) However, you will have an absolute right to receive payment of the principal, premium, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, and interest to the date of the deposit or to the stated maturity, as the case may be,

Then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture. (Section 4.01)

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     - we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

      - sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

      - the amount of U.S. government securities as, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, will be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, and interest to the stated maturity or any redemption date; and

     - we have paid or caused to be paid all other sums payable on the debt securities; and

     - we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that:

      - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

      - since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law,

      in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes and the opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service; and

     - we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

     - we have delivered to the trustee the other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with. (Section 4.03)

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal, premium, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal, premium, and interest, if any, on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal, premium, or interest, if any, on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal, premium, or interest, if any, on the subordinated debt securities.

     We will not make any payments of principal, premium, or interest on the subordinated debt securities if:

     - a default in any payment on senior indebtedness then exists,

     - an event of default on any senior indebtedness resulting in its acceleration then exists, or

     - any judicial proceeding is pending in connection with a default.

     When we use the term "senior indebtedness" we mean:

     - every obligation for money borrowed,

     - every obligation evidenced by securities, bonds, debentures, notes or other similar instruments issued by us,

     - every capital lease obligation,

     - every obligation issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any conditional sale or title retention agreement but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities issued for our account,

     - every obligation in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, and

     - every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which Hartford Life has guaranteed or is responsible or liable for, directly or indirectly, including as obligor, except for (1) any indebtedness that is by its terms subordinated or ranks on a parity with the subordinated debt securities and (2) any indebtedness between or among Hartford Life and its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Hartford Life subsidiary trust or trustee of the trust and (b) any other trust, or trustee of such trust, partnership or other entity affiliated with Hartford Life that is a financing vehicle of Hartford Life in connection with issuance by the financing vehicle of preferred securities or other securities that rank on a parity with, or junior to, the preferred securities.

     We are a holding company with no significant business operations of our own, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any.

     The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 1.12)

CONCERNING THE TRUSTEES

     Each of the trustees acts as depository for funds of, makes loans to, and performs other services for, Hartford Life and our subsidiaries in the normal course of business.

     The trustees will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustees are under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which it may incur. Each of the trustees is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

              DESCRIPTION OF CAPITAL STOCK OF HARTFORD LIFE, INC.

     Our Amended and Restated Certificate of Incorporation provides that our capital stock is 50,001,000 shares. These shares consist of:

     - 1,000 shares of common stock, par value $.01 per share, all of which are outstanding and are held by a wholly owned subsidiary of The Hartford, and

     - 50,000,000 shares of preferred stock, par value $.01 per share.

COMMON STOCK

     Each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holder of our common stock is entitled to one vote for each share of common stock. In the event of liquidation, dissolution or winding-up of Hartford Life, the holder of our common stock will be entitled to receive any assets remaining after provisions of payment of creditors.

PREFERRED STOCK

     Our authorized preferred stock is available for issuance from time to time at the discretion of our board of directors without stockholder approval. Our board of directors has the authority to prescribe for each class or series of the preferred stock it establishes the number of shares in that class or series, any voting, dividend and conversion rights and the other designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the preferred stock.

     We will describe the particular terms of any class or series of preferred stock in the prospectus supplement relating to the offering. We will designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors.

DEPOSITARY SHARES

  General Terms

     We may elect to offer depositary shares representing receipts for fractional interests in preferred stock rather than full shares of preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in a prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share including dividend, voting, redemption, subscription and liquidation rights. The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depository shares. Copies of the forms of deposit agreement and depositary receipt will be filed, as exhibits to a Current Report on Form 8-K, which will be filed prior to any offering of depositary shares and incorporated by reference to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the deposit agreement.

  Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to you in proportion to the numbers of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting distribution, including sale of the property and distribution of the net proceeds from the sale to you.

  Redemption of Depositary Shares

     If we redeem a series of preferred stock represented by depository shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable in relation to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of

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depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all of your rights as holders of depositary shares will cease, except the right to receive the redemption price upon such redemption. Any funds we deposit with the depositary for any depositary shares which you fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail to you the information contained in such notice of meeting. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock if it does not receive specific instructions from you.

  Amendment and Termination of the Deposit Agreement

     The deposit agreement will provide that the form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by you, or which otherwise prejudices any of your substantial existing rights, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of such amendment has been mailed to you.

     Whenever we direct it, the depositary will terminate the deposit agreement by mailing notice of such termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for the termination. The depositary may likewise terminate the deposit agreement 60 days after the depositary has delivered to us a written notice of its election to resign and we have not appointed a successor depositary. If any depositary receipts remain outstanding after the date of termination, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders, and will not give any further notices or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue:

     - to collect dividends on the preferred stock and any other distributions with respect to the preferred stock, and

     - to deliver the preferred stock together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest, in exchange for depositary receipts surrendered.

     At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock it then holds at public or private sales, at the place or places and upon the terms as it deems proper, and may hold the net proceeds of any sale, together with any money and other property it then holds, without liability for interest, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

  Charges of Depositary

     We will pay all charges of the depositary, including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the
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

preferred stock, except for taxes and other governmental charges and such other charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

  Miscellaneous

     The depositary will make available for inspection by holders of depositary receipts, at its corporate office and its New York Office, all reports and communications from us which are delivered to the depositary as the holder of preferred stock.

     Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties under the deposit agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties under the deposit agreement in good faith. Neither we nor the depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which define your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed, as exhibits to a Current Report on Form 8-K which will be filed prior to any offering of warrants and incorporated by reference to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the warrant agreement and the warrant certificate.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     - the title of the debt warrants,

     - the debt securities for which the debt warrants are exercisable,

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

     - the aggregate number of the debt warrants,

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

     - the procedures and conditions relating to the exercise of the debt warrants,

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

     - the date, if any, from which you may separately transfer the debt warrants and the related securities,

     - the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

     - the maximum or minimum number of the debt warrants which you may exercise at any time,

     - if applicable, a discussion of material United States federal income tax considerations,

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

     - the terms of the securities you may purchase upon exercise of the debt warrants.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants, which may be exercised for preferred stock or other securities. We will describe in the applicable prospectus supplement the following terms of those warrants:

     - the title of the warrant,

     - the price or prices at which we will issue the warrants,

     - if applicable, the designation and terms of the preferred stock issued with the warrants, and the number of warrants issued with each share of preferred stock,

     - if applicable, the date from which you may separately transfer the warrants and the related preferred stock,

     - if applicable, a discussion of material United States federal income tax considerations, and

     - any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or other securities purchasable upon that exercise and will not be entitled to any dividend payments or voting rights of the preferred stock purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of preferred stock at a future date or dates. The price per share of preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contract separately or as a part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock under the purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. Copies of the form of stock purchase contract, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts will be filed as exhibits to a Current Report on Form 8-K which will be filed prior to any offering of stock purchase contracts and incorporated by reference to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the stock purchase contract, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
             AND CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     We will issue the junior subordinated debt securities in one or more series under the subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as subordinated indenture trustee.

     The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the subordinated indenture which are also important to you. You should read the subordinated indenture for a full description of the terms of the junior subordinated debt securities. The subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the subordinated indenture.

     We will describe the particular terms of the junior subordinated debt securities, including the terms of the corresponding junior subordinated debt securities which we may issue to a trust, in the prospectus supplement applicable to the offering. Except as we describe below or in the applicable prospectus supplement, the junior subordinated debt securities will have the terms and provisions applicable to the debt securities as described under "Description of Debt Securities".

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

GENERAL TERMS

     Each series of junior subordinated debt securities will be direct, unsecured obligations of Hartford Life. We may issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the subordinated indenture or a resolution of our board of directors or a committee of our board of directors and set forth in an officer's certificate.

     You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

     - the designation, priority, aggregate principal amount and authorized denominations;

     - the percentage of their principal amount at which the junior subordinated debt securities will be issued;

     - the maturity date;

     - the interest rate(s) or the method of determining these interest rate(s);

     - the date(s) on which interest will be payable;

     - the circumstances in which interest may be deferred, if any;

     - the place or places where we may make payments on the junior subordinated debt securities;

     - the redemption terms or sinking fund provisions;

     - the terms of subordination of junior subordinated debt securities;

     - whether we will issue the junior subordinated debt securities in the form of a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or a certificate delivered to you;

     - the restrictions, if any, applicable to the exchange of junior subordinated debt securities of a series of one form for another of such series and to the offer, sale and delivery of the junior subordinated debt securities;

     - whether and under what circumstances we will pay additional amounts in the event of developments with respect to United States withholding tax or information reporting laws; or

     - other specific terms.

     We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may describe United States Federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

SUBORDINATED INDENTURE EVENTS OF DEFAULT

     Under the terms of the subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

     - failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, subject to the deferral of any due date in the case of an extension period;

     - failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due including at maturity, upon redemption or by declaration;

     - failure to observe or perform in any material respect specified other covenants contained in the subordinated indenture for 90 days after written notice from the subordinated indenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debt securities;

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

     - our bankruptcy, insolvency or reorganization;

     - if the junior subordinated debt securities are issued to a trust, the dissolution of the trust; or

     - any other event of default with respect to junior subordinated debt securities of that series.

     We are required to furnish the subordinated indenture trustee annually a certificate of compliance. The subordinated indenture provides that the subordinated indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default, except in respect of the payment of principal or interest on the junior subordinated debt securities, if it considers it in the interest of the holders to do so.

     If an event of default exists, the subordinated indenture trustee or the holders of not less than 25% in principal amount of a series of junior subordinated debt securities may declare the principal amount, or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the subordinated indenture trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money has been obtained, the holders of a majority in principal amount of outstanding junior subordinated debt securities may, subject to conditions specified in the subordinated indenture, rescind and annul that declaration.

     Subject to the provisions of the subordinated indenture relating to the duties of the subordinated indenture trustee, the subordinated indenture trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any of the holders, unless they have offered to the subordinated indenture trustee reasonable security or indemnity. Subject to the provisions of the security or indemnification of the subordinated indenture trustee, the holders of a majority in principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting and proceeding for and remedy available to the subordinated indenture trustee, or exercising any trust or power conferred on the subordinated indenture trustee in connection with the junior subordinated debt securities of that series.

     No holder of any junior subordinated debt security of any series will have any right to institute any proceeding in connection with the subordinated indenture or for any remedy under the subordinated indenture, unless the holder has previously given to the subordinated indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding junior subordinated debt securities of that series must have made written request, and offered reasonable indemnity, to the subordinated indenture trustee to institute that proceeding as subordinated indenture trustee, and, within 90 days following the receipt of that notice, the subordinated indenture trustee must not have received from the holders of a majority in principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute that proceeding. However, the holder of any junior subordinated debt security will have an absolute right to receive payment of the principal of and premium, if any, and interest on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security and to institute a suit for the enforcement of any such payment. Each holder of preferred securities of a trust will, during the continuance of a default in the payment of interest when due, subject to our right to defer payment, have the right to bring suit directly against us for the enforcement of payment in an amount equal to the aggregate liquidation amount of preferred securities of that holder.

CONVERSION OR EXCHANGE

     We may convert or exchange the junior subordinated debt securities of any series into other securities or property of Hartford Life. If we do so, we will describe the specific terms on which the junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The

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

conversion or exchange may be mandatory or at your or our option. The number of shares of preferred securities or other securities or amount of other property that the holders of junior subordinated debt securities will receive would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each trust's preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the declaration.

     The following description of the terms of the form of declaration is a summary. It summarizes only those portions of the form of declaration which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the declaration, and not the summary, which defines your rights as a holder. There may be other provisions in the declaration which are also important to you. You should read the form of declaration itself for a full description of the terms of the preferred securities. The form of declaration is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the declaration.

     Each trust may issue, from time to time, only one series of preferred securities having the terms including distributions, redemption, voting, liquidation rights or such restrictions as will be described in the applicable prospectus supplement. The declaration will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act.

     The terms of the preferred securities, including distributions, redemption, voting, liquidation rights and other preferred, deferred and other special rights or restrictions will be described in the declaration or made part of the declaration by the Trust Indenture Act. The preferred securities will have the same terms as the corresponding junior subordinated debt securities issued to the related trust as described in the applicable prospectus supplement. The applicable prospectus supplement will describe the specific terms of the preferred securities, including:

     - the distinctive designation,

     - the number of preferred securities issued by the related trust,

     - the annual distribution rate, or method of determining such rate, and the date or dates upon which distributions will be payable, provided, however, that distributions will, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis,

     - any right of a trust to defer quarterly distributions as a result of the exercise by us of our interest deferral right on the corresponding junior subordinated debt securities of the trust,

     - whether distributions on preferred securities will be cumulative, and the date or dates or method of determining the date or dates from which distributions of preferred securities will be cumulative,

     - the amount or amounts which will be paid out of the assets of the trust to you upon voluntary or involuntary dissolution, winding-up or termination of the trust,

     - the obligation, or option, if any, of the trust to purchase or redeem preferred securities issued by it and the price or prices at which, the period or periods within which and the terms and conditions upon which these preferred securities will be purchased or redeemed, in whole or in part,

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

     - the voting rights, if any, of the preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for your approval, as a condition to specified action or amendments to the declaration,

     - the terms, if any, upon which you can receive distribution of corresponding junior subordinated debt securities of Hartford Life held by the trust, and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the trust consistent with the declaration or with applicable law.

     We will guarantee all preferred securities offered by this prospectus to the extent described below under "Description of Guarantee". We may describe the United States federal income tax considerations relating to any offering of preferred securities in the applicable prospectus supplement.

     In connection with the issuance of preferred securities, each trust will issue one series of common securities. The terms of the common securities will be substantially identical to the terms of the preferred securities issued by the trust. The common securities of a trust will rank on a parity with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a declaration then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. Except in limited circumstances, the common securities will also carry the right to vote and to appoint, remove or replace any of the trustees. We will own, directly or indirectly, all of the common securities.

     If an event of default with respect to the declaration occurs, then you as the holder of preferred securities of the related trust would rely on the enforcement against us by the institutional trustee of its rights as a holder of the corresponding junior subordinated debt securities. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of the corresponding junior subordinated debt securities. If the institutional trustee fails to enforce its rights under the corresponding junior subordinated debt securities, you as a holder of preferred securities may directly institute a legal proceeding against us to enforce the institutional trustee's rights under the corresponding junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. If an event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, you as a holder of preferred securities may also directly institute a proceeding against us, which we refer to in this prospectus as a "direct action", for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of your related preferred securities without first:

     - directing the institutional trustee to enforce the terms of the corresponding junior subordinated debt securities, or

     - instituting a legal proceeding against us to enforce the institutional trustee's rights under the corresponding junior subordinated debt securities.

     In connection with a direct action, we will be subrogated to your rights as holder of preferred securities under the declaration to the extent of any payment we make to you in the direct action. Consequently, we will be entitled to payments of amounts that you as a holder of preferred securities receive in respect of an unpaid distribution that resulted in the bringing of a direct action, to the extent that you receive or have already received full payment with respect to the unpaid distribution from the trust. You will not be able to exercise directly any other remedy available to the holders of the corresponding junior subordinated debt securities.

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

                            DESCRIPTION OF GUARANTEE

     Below is a summary of information concerning the guarantee that we will execute and deliver for your benefit, as a holder of the preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The following summarizes only those portions of the guarantee which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantee and not the summary which defines your rights. There may be other provisions in the guarantee which are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates. The guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities.

GENERAL TERMS OF THE GUARANTEE

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

     - the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

       - the liquidation distribution, and

       - the amount of assets of the trust remaining available for distribution to you.

     Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

     The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities."

     The guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities, the subordinated indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the related trust, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the preferred securities.

     We have also agreed to guarantee the obligations of each trust with respect to the common securities issued by the trust, which we refer to in this prospectus as the "common guarantee", to the same extent as the guarantee, except that, if an event of default under the subordinated indenture with respect to the related corresponding junior subordinated debt securities has occurred, you as holder of preferred securities under the guarantee shall have priority over holders of the common securities under the common guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS OF HARTFORD LIFE

     In the guarantee, we will covenant that, so long as any preferred securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the guarantee or the declaration, then:

     - we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect to our capital stock, other than

      - repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

      - as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock, or

      - the purchase of fractional interests in shares of our capital stock, and

     - we will not make any payment of interest on, or principal of, or premium, if any, on, or repay, repurchase or redeem, any debt securities which we have issued which rank equally with or junior to the corresponding junior subordinated debt securities or make any guarantee payment with respect to these debt securities.

     The guarantee, however, will exclude from the above any stock dividends we may pay where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT

     We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth in an accompanying prospectus supplement. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce its rights under the guarantee, you may directly institute a legal proceeding against us to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trusts, the guarantee trustee or any other person or entity. You may also directly institute a legal proceeding against us to enforce your right to receive payment under the guarantee without first directing the guarantee trustee to enforce the terms of the guarantee or instituting a legal proceeding against the related trust or any other person or entity.

     We, as guarantor, are required to provide annually to the guarantee trustee a statement as to our performance of our obligations under the related guarantee and as to any default in our performance.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect:

     - upon full payment of the redemption price of the related preferred securities,

     - upon full payment of the amounts payable upon liquidation of the related trust, or

     - upon distribution of corresponding junior subordinated debentures to the holder of the preferred securities.

     The guarantee will continue to be effective or will be reinstated, if at any time you must restore payment of any sums paid under such preferred securities or the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of Hartford Life and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, including our senior indebtedness,

     - equally with the most senior preferred or preference stock which we may issue now or later and with any guarantee we may give now or later in respect of any preferred or preference stock of any of our subsidiaries, and

     - senior to our common stock.

     The terms of the related preferred securities provide that you, by accepting the preferred securities, agree to the subordination provisions and other terms of the related guarantee.

     The guarantee is a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default with respect to the guarantee, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     - We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by C. Michael O'Halloran, our Vice President, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts, and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS

     The audited consolidated financial statements and financial statement schedules of Hartford Life, Inc. and subsidiaries incorporated by reference in this prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about Hartford Life, Inc. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

     - Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
       20549;

     - 7 World Trade Center, 13th Floor, Suite 1300, New York New York 10048;
       and

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

COPIES OF THIS MATERIAL MAY BE OBTAINED AT PRESCRIBED RATES FROM THE SECURITIES AND EXCHANGE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., JUDICIARY PLAZA, WASHINGTON, D.C. 20549. THE MATERIAL MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SECURITIES AND EXCHANGE COMMISSION'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 2000.

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     - Our Current Reports on Form 8-K filed on March 23, 2001 and April 5,
       2001.

     - All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents. You should direct requests for those documents to Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, Attention:
Secretary (Telephone: 860-547-5000).
                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Hartford Life, Inc., or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Hartford Life, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Hartford Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............  $212,500
Fees and expenses of Trustees...............................    15,000
Printing and engraving expenses.............................    14,000
Accountant's fees and expenses..............................     5,500
Legal fees and expenses.....................................   250,000
Miscellaneous expenses......................................     3,000
                                                              --------
          Total.............................................  $500,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article 4 of Hartford Life's Restated By-laws provides in terms similar to those of Section 145 of the Delaware General Corporation Law that Hartford Life shall have the power and shall be required to indemnify its officers and directors in accordance with such law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article SIXTH of Hartford Life's Restated Certificate of Incorporation states that:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Section 10.4 of the Amended and Restated Declaration of Trust provides that Hartford Life will indemnify the Trustees as follows:

          (a) (i) To the full extent permitted by law, any Company Indemnified Person (as defined in the Amended and Restated Declaration of Trust) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) To the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding,
     (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and
     (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

          (vii) The Debenture Issuer may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

          (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b) The (i) Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee and the Delaware Trustee, and
     (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration and the termination of the Trust.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
    1.1        Proposed form of Underwriting Agreement.*
    4.1        Restated Certificate of Incorporation of Hartford Life, Inc.
               (incorporated by reference to Exhibit 4.01 to Hartford
               Life's Form 10-Q for the quarter ended March 31, 2001).
    4.1(a)     Certificate of Amendment of Restated Certificate of
               Incorporation of Hartford Life, Inc. (incorporated by
               reference to Exhibit 3.01 to Hartford Life's Form 10-Q for the quarter ended March 31, 2001).
    4.2        Amended and Restated By-Laws of Hartford Life, Inc.
               effective June 27, 2000 (incorporated by reference to
               Exhibit 3.02 to Hartford Life's Form 10-Q for the quarter
               ended June 30, 2000).
    4.3        Senior Indenture, dated as of May 19, 1997, between Hartford
               Life and Citibank, N.A., as Trustee (incorporated by
               reference to Hartford Life's Registration Statement on Form
               S-3 (Registration No. 333-21865)).
    4.4        Subordinated Indenture, between Hartford Life, Inc. and
               Wilmington Trust Company, as trustee, dated as of June 1,
               1998 (incorporated by reference to Exhibit 4.03 to Hartford
               Life's Form 10-K for the year ended December 31, 1998).
    4.5        Form of Depositary Receipt.*
    4.6        Form of Deposit Agreement.*
    4.7        Form of Warrant Agreement.*
    4.8        Form of Purchase Contract Agreement.*
    4.9        Form of Pledge Agreement.*
    4.10       Certificate of Trust of Hartford Life Capital III
               (incorporated by reference to Exhibit 4.14 to the
               Registration Statement on Form S-3 (Registration No.
               333-56283) of Hartford Life, Hartford Life Capital I,
               Hartford Life Capital II and Hartford Life Capital III).
    4.11       Declaration of Trust of Hartford Life Capital III
               (incorporated by reference to Exhibit 4.15 to the
               Registration Statement on Form S-3 (Registration No.
               333-56283) of Hartford Life, Hartford Life Capital I,
               Hartford Life Capital II and Hartford Life Capital III)
    4.12       Certificate of Trust of Hartford Life Capital IV.

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
    4.13       Declaration of Trust of Hartford Life Capital IV.
    4.14       Certificate of Trust of Hartford Life Capital V.
    4.15       Declaration of Trust of Hartford Life Capital V.
    4.16       Form of Amended and Restated Declaration of Trust for
               Hartford Life Capital III (incorporated by reference to
               Exhibit 4.22 to the Registration Statement on Form S-3
               (Registration No. 333-56283) of Hartford Life, Hartford Life
               Capital I, Hartford Life Capital II and Hartford Life
               Capital III).
    4.17       Form of Preferred Security Certificate for Hartford Life
               Capital III (included as Exhibit A-1 to Exhibit 4.16).
    4.18       Form of Guarantee Agreement in respect of Hartford Life
               Capital III (incorporated by reference to Exhibit 4.24 to
               the Registration Statement on Form S-3 (Registration No.
               333-56283) of Hartford Life, Hartford Life Capital I,
               Hartford Life Capital II and Hartford Life Capital III).
    4.19       Form of Amended and Restated Declaration of Trust for
               Hartford Life Capital IV.
    4.20       Form of Preferred Security Certificate for Hartford Life
               Capital IV (included as Exhibit A-1 to Exhibit 4.19).
    4.21       Form of Guarantee Agreement in respect of Hartford Life
               Capital IV.
    4.22       Form of Amended and Restated Declaration of Trust for
               Hartford Life Capital V.
    4.23       Form of Preferred Security Certificate for Hartford Life
               Capital V (included as Exhibit A-1 to Exhibit 4.22).
    4.24       Form of Guarantee Agreement in respect of Hartford Life
               Capital V.
    5.1        Opinion of C. Michael O'Halloran, Esq.
    5.2        Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
               Securities of Hartford Life Capital III.
    5.3        Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
               Securities of Hartford Life Capital IV.
    5.4        Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Preferred
               Securities of Hartford Life Capital V.
   12.1        Statement re: Computation of Ratio of Earnings to Fixed
               Charges (incorporated by reference from Hartford Life's
               Annual Report on Form 10-K for the year ended December 31,
               2000).
   23.1        Consent of C. Michael O'Halloran, Esq. (included in Exhibit
               5.1).
   23.2        Consent of Richards, Layton & Finger P.A., special Delaware counsel (included in Exhibits 5.2, 5.3 and 5.4).
   23.3        Consent of Arthur Andersen LLP.
   24.1        Powers of Attorney (included on signature pages).
   25.1        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Citibank, N.A., as
               Trustee for the Senior Indenture (incorporated by reference to Hartford Life's Registration Statement on Form S-3
               (Registration No. 333-21865)).
   25.2        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Trustee for the Subordinated Indenture (incorporated by reference to Exhibit 25.2 to the Registration Statement on
               Form S-3 (Registration No. 333-56283) of Hartford Life,
               Hartford Life Capital I, Hartford Life Capital II and
               Hartford Life Capital III).

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
   25.3        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Institutional Trustee for the Amended and Restated
               Declaration of Trust of Hartford Life Capital III
               (incorporated by reference to Exhibit 25.7 to the
               Registration Statement on Form S-3 (Registration No.
               333-56283) of Hartford Life, Hartford Life Capital I,
               Hartford Life Capital II and Hartford Life Capital III).
   25.4        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Guarantee Trustee for the Guarantee for Hartford Life
               Capital III (incorporated by reference to Exhibit 25.8 to
               the Registration Statement on Form S-3 (Registration No.
               333-56283) of Hartford Life, Hartford Life Capital I,
               Hartford Life Capital II and Hartford Life Capital III).
   25.5        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Institutional Trustee for the Amended and Restated
               Declaration of Trust of Hartford Life Capital IV.
   25.6        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Guarantee Trustee for the Guarantee for Hartford Life
               Capital IV.
   25.7        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Institutional Trustee for the Amended and Restated
               Declaration of Trust of Hartford Life Capital V.
   25.8        Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Wilmington Trust Company,
               as Guarantee Trustee for the Guarantee for Hartford Life
               Capital V.

---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 Offering.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering.

     Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Equity Offerings of nonreporting registrants.

     Each undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) Qualification of Trust Indentures for Delayed Offerings.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Hartford Life, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 15th day of May, 2001.

                                          HARTFORD LIFE, INC.

                                          By: /s/   LOWNDES A. SMITH
                                            ------------------------------------
                                                      Lowndes A. Smith
                                             Chief Executive Officer, President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Foy, C. Michael O'Halloran and Neal S. Wolin his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act of 1993, as amended) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                TITLE                      DATE
                     ---------                                -----                      ----

                  /s/ RAMANI AYER                    Chairman and Director                May 15, 2001
---------------------------------------------------
                    Ramani Ayer

               /s/ LOWNDES A. SMITH                  Chief Executive                      May 15, 2001
---------------------------------------------------    Officer, President
                 Lowndes A. Smith                      and Director

                 /s/ DAVID T. FOY                    Senior Vice President,               May 15, 2001
---------------------------------------------------    Chief Financial
                   David T. Foy                        Officer and Treasurer

               /s/ MARY JANE FORTIN                  Vice President and                   May 15, 2001
---------------------------------------------------    Chief Accounting
                 Mary Jane Fortin                      Officer

                /s/ THOMAS M. MARRA                  Director                             May 15, 2001
---------------------------------------------------
                  Thomas M. Marra

               /s/ DAVID K. ZWIENER                  Director                             May 15, 2001
---------------------------------------------------
                 David K. Zwiener

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 15th day of May, 2001.

                                          HARTFORD LIFE CAPITAL III
                                          By HARTFORD LIFE, INC., as Sponsor

                                          By /s/      DAVID T. FOY
                                            ------------------------------------
                                             Name: David T. Foy
                                             Title:  Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 15th day of May, 2001.

                                          HARTFORD LIFE CAPITAL IV
                                          By HARTFORD LIFE, INC., as Sponsor

                                          By /s/      DAVID T. FOY
                                            ------------------------------------
                                             Name: David T. Foy
                                             Title:  Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Capital V (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 15th day of May, 2001.

                                          HARTFORD LIFE CAPITAL V
                                          By HARTFORD LIFE, INC., as Sponsor

                                          By /s/      DAVID T. FOY
                                            ------------------------------------
                                             Name: David T. Foy
                                             Title:  Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer